SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 25, 2000
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                  Lumenon Innovative Lightwave Technology, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


            Delaware                  0-27977                  98-0213257
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(State or other Jurisdiction        (Commission              (IRS Employer
of Incorporation)                    File Number)            Identification No.)

8851 Trans-Canada HIghway, Ville Saint Laurent (QC), Canada H4S 1Z6
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (514) 331-3738
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           4975 Levy Street,Ville Saint Laurent (QC), Canada H4R 2N9
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          (Former Name or Former Address, If Changed since Last Report)


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                  Item 5.    Other Events.
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                  On July 25, 2000,  Lumenon  Innovative  Lightwave  Technology,
Inc. (the "Registrant") consummated the purchase by two institutional investors (the "Purchasers") of $35,000,000 aggregate principal amount of convertible notes due July 25, 2005 (the "Notes"). The Notes bear interest at the per annum rate of 7 1/2%, which is payable upon the earlier to occur of the repayment or conversion of the Notes. The Notes are convertible from and after issuance into shares of the Registrant's Common Stock, $.001 par value (the "Common Stock"), at a price equal to the average of the closing bid prices of the Common Stock for the five consecutive trading days ending immediately prior to conversion, but in no event less than $7.00 nor more than $25.00 per share (unless a default under the Notes shall have occurred). Commencing 30 months after the issuance of the Notes, the Registrant may require their conversion provided certain specified Common Stock pricing and trading volume criteria and certain resale and market criteria are satisfied. The Notes provide for various events of default, which would entitle their holders to require the immediate repayment of the Notes, together with an additional default amount. The holders of the Notes may also require their repayment, together with an additional redemption amount, upon certain extraordinary events, such as a merger, a sale of all or substantially all assets and a change of control.

                  The proceeds of sale of the Notes will be used in part to complete the buildout of the Registrant's new manufacturing facility in St.
Laurent, Quebec, which has been designed for the high volume production of packaged integrated optic devices in the form of compact hybrid glass circuits on silicion chips. Such proceeds will also be used to pursue the Registrant's overall growth strategy and to finance its research and development program.

                  In connection with the financing, the Registrant issued to the Purchasers five year warrants (the "Warrants") to purchase an aggregate of 5,000,800 shares of Common Stock, vesting 18 months after issuance, based upon the volume weighted average price of the Common Stock (the "Volume Weighted Average Price") during the five consecutive trading days preceding vesting. If the Volume Weighted Average Price is equal to or less than $30.00, then the exercise price will be $10.00. If the Volume Weighted Average Price is more than $30.00, but less than $70.00, then the exercise price will be the sum of $10.00, plus one-half of the excess over $30.00. If the Volume Weighted Average Price is more than $70.00, then the exercise price will be $30.00. The number of shares of Common Stock issuable upon exercise of the Warrants and the exercise price of the Warrants are subject to adjustment upon the occurrence of certain dilutive issuances of the Registrant's securities. In the event of a default under the Notes or in certain other obligations of the Registrant to the Purchasers, vesting of the Warrants may be accelerated.

                  The Registrant agreed with the Purchasers that for a period of 180 days after the issuance of the Notes, it would not, without the prior consent of the Purchasers, obtain additional equity or equity-linked financing and that for a further period of 180 days, should it propose to engage in any equity or equity-linked financing, it would offer the Purchasers the opportunity to provide such financing upon the terms and conditions proposed. Such agreement is not applicable to business combinations or firm commitment public offerings. The Registrant also agreed to submit for the approval of




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its stockholders prior to November 30, 2000 the agreements under which the Notes and Warrants were issued.

                  The Registrant also agreed with the Purchasers to register for resale under the Securities Act of 1933, as amended, 8,800,000 shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants. The registration is to be effected as promptly as is practicable.


                  Item 7.   Financial Statements and Exhibits
                            ---------------------------------

                      (c)   Exhibits.

                      4.1   Form of Convertible Note dated July 25, 2000
                      4.2   Form of Stock Purchase Warrant dated July 25, 2000
                      99.1 Securities Purchase Agreement dated July 25, 2000 by and among the Registrant, Capital Ventures International and Castle Creek Partners LLC
                      99.2 Registration Rights Agreement dated July 25, 2000 by and among the Registrant, Capital Ventures International and Castle Creek Partners LLC





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                                    SIGNATURE
                                    ---------


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 LUMENON INNOVATIVE LIGHTWAVE
                                 TECHNOLOGY, INC.


Dated: July 28, 2000             By: /s/ Vincent Belanger
                                    ------------------------------
                                 Name:  Vincent Belanger
                                 Title: Vice President Finance and
                                        Chief Financial Officer



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